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                                                                    Exhibit 99.1

   TERAYON CMTS AND CABLE MODEM EARN DOCSIS(TM) 2.0 QUALIFICATION AND
         CERTIFICATION IN CABLELABS' DOCSIS 2.0 CERTIFICATION WAVE

Santa Clara, California - December 19, 2002 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, announced today that its BW 3500 CMTS (Cable Modem Termination System) and TJ 715 cable modem have been qualified and certified respectively by the CableLabs(R) research and development consortium as meeting DOCSIS(TM) 2.0 (Data Over Cable Service Interface Specification), the latest version of the specification for cable data systems.

      "Achieving DOCSIS 2.0 qualification for our BW 3500 CMTS and DOCSIS 2.0 certification for our TJ 715 cable modem are tremendous wins for the cable industry and for Terayon, as we can now offer a complete and end-to-end DOCSIS
2.0 cable data system," said Zaki Rakib, Terayon's CEO. "This success in CableLabs' first DOCSIS 2.0 certification wave validates the enormous engineering effort that went into the design, development and production of the BW 3500 and the TJ 715."

      "We applaud Terayon on reaching this milestone. DOCSIS 2.0 is an important next step for cable operators, and we greatly appreciate the support of suppliers in reaching that goal," said Richard Green, CEO of CableLabs.

ABOUT TERAYON'S BW 3500 AND TJ 715

      The BW 3500 is a scalable, carrier-class CMTS designed from the outset to support cable television operators' most demanding broadband data and voice services. Deployed in a cable operator's headend - the central point of a cable network - the BW 3500 manages DOCSIS cable modems deployed by the operator's subscribers, forming an end-to-end system for delivering broadband services.

      The BW 3500's chassis-based design has 14 slots for forwarder and CMTS line cards so capacity can be increased to support more data subscribers as they are added. The BW 3500 incorporates several value-added design features to improve system efficiency and security, including the PDQ (Per-flow Dynamic Queuing) routing architecture, VIPR (Virtual ISP Private Routing) and Hierarchical ARP (Address Resolution Protocol).

      The BW 3500 is based on a chipset from Terayon's Imedia Semiconductor(TM) subsidiary.

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The TJ 715 cable modem can be combined with any DOCSIS CMTS to provide a complete broadband access system from the cable operator's headend to the subscriber's home. The TJ 715 is a member of Terayon's TJ 700 series of cable modems. Each modem utilizes chips developed by Terayon's Imedia
Semiconductor(TM) subsidiary.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced, carrier-class voice, data and video services that are deployed by the world's leading cable television operators and telecommunication carriers. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon is on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note:  Terayon is a registered trademark of Terayon Communication
Systems, Inc.  Imedia Semiconductor is a trademark of Imedia
Semiconductor Corporation. All other trademarks are property of their respective owners.
CableLabs and DOCSIS are trademarks of Cable Television Laboratories.